SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                     [ X ] Preliminary information statement
                      [ ] Definitive information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                                 CERISTAR, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                        Payment of Filing Fee (Check the
                               appropriate box):

                              [X] No fee required.
                [ ] Fee computed on table below per Exchange Act
                            Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.


                                 CERISTAR, INC.
                          50 West Broadway, Suite 1100
                           Salt Lake City, Utah 84101
                                 (801) 350-2017


                                 August 19, 2004

Dear Stockholder:

         This Information Statement is being provided to inform you that the Board of Directors and the holders of a majority of the outstanding shares of common stock of CeriStar, Inc., a Delaware corporation (the "Company"), has delivered to the Company written consent to the following action:

                  To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock to 100,000,000 and increase the number of authorized shares of preferred stock to 5,000,000 shares.

         The actions will become effective twenty (20) days from the date hereof.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,


/s/Paul D. Hamm
-----------------------------------
Paul D. Hamm, President



                              INFORMATION STATEMENT
                                       OF
                                 CERISTAR, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, par value $.001 per share (the "Company Common Stock"), of CeriStar, Inc., a Delaware corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated August 19, 2004, the board of directors of the Company to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock to 100,000,000 and increase the number of authorized shares of preferred stock to 5,000,000 shares.

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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY

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                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         Pursuant to the resolution of the holders of a majority of the outstanding common stock and the Board of Directors adopted August 19, 2004, the Company will amend their Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000 and increase the number of authorized shares of preferred stock to 5,000,000 shares. The amendment will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

         The decision to increase the authorized stock of the Company was based on the desire of management to have additional shares of common stock and preferred stock available for issuance.

         The amendment was approved by SovCap Equity Partners, Ltd., the record owner of 14,957,592 or 65% of the total issued and outstanding.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED December 31, 2003 MAY BE OBTAINED BY WRITTEN REQUEST FROM Mr. Paul d. hamm, President, CeriStar, Inc., 50 west broadway, suite 1100, salt lake city, utah 84101.


                                 STOCK OWNERSHIP

         The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

Beneficial Owner                                Beneficial Ownership (1)
                                                                Percent of Total
Executive Officers and Directors            Number of Shares        Class
--------------------------------            ----------------    ---------------
Frederick A. Weismiller                               0             -
Michael B. Miller                                     0             -
Robert E. Lester                                      0             -
Mark Hewitt                                      19,925             *

5% Stockholders
---------------
SovCap Equity Partners
c/o Lion Corporate Securities Ltd.
Cumberland House #27
Cumberland Street
P.O. Box N-10818
Nassau, New Providence                       14,957,592             65%

---------------

*        Less than one percent.

(1) This table is based upon information supplied by current and former officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,177,004 shares of the Company's Common Stock outstanding on August 19, 2004 adjusted as required by rules Promulgated by the Securities and Exchange Commission.